UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 9, 2018

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-09165	38-1239739
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2825 Airview Boulevard Kalamazoo, Michigan		49002
(Address of principal executive offices)		(Zip Code)

(269) 385-2600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [ ]

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 9, 2018, Stryker Corporation, a Michigan corporation (“Stryker”), and Austin Merger Sub Corp., a Delaware corporation (“Merger Sub”) and wholly owned direct or indirect subsidiary of Stryker, completed the acquisition of K2M Group Holdings, Inc., a Delaware corporation (“K2M”), pursuant to the terms of the previously announced Agreement and Plan of Merger, dated as of August 29, 2018 (the “Merger Agreement”), by and among Stryker, Merger Sub and K2M. At the closing, Merger Sub merged with and into K2M (the “Merger”) with K2M surviving the Merger as the surviving corporation and as a wholly owned direct or indirect subsidiary of Stryker. The total aggregate consideration for the transaction was approximately $1.4 billion.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which Stryker filed as Exhibit 2.1 to its Current Report on Form 8-K dated August 30, 2018. All summaries and descriptions of the Merger Agreement set forth above are qualified in their entirety by the Merger Agreement.

ITEM 7.01	REGULATION FD DISCLOSURE

On November 9, 2018, Stryker issued a press release announcing the closing of the Merger. A copy of the press release is furnished as Exhibit 99.1, and is incorporated in this Item 7.01 by reference.

The information in this Item 7.01 and Exhibit 99.1 hereto are being “furnished” and shall not be deemed filed for purposes of Section 18 of the United States Securities Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into the filings of Stryker that provide for the incorporation of all reports and documents filed by Stryker under the Exchange Act.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

	99.1	Press Release, dated November 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION
(Registrant)

November 9, 2018	/s/ GLENN S. BOEHNLEIN
Date	Glenn S. Boehnlein
Vice President, Chief Financial Officer